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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                               (SECOND AMENDMENT)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 12, 2000




                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)




                                    DELAWARE
                 (State or other jurisdiction of incorporation)

      0-23317                                             06-1411336
(Commission File No.)                          (IRS Employer Identification No.)

                            708 QUINCE ORCHARD DRIVE
                          GAITHERSBURG, MARYLAND 20878
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (301) 987-1700


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       The Registrant's Current Report on Form 8-K dated April 11, 2000, as amended on May 2, 2000, is hereby amended by the addition of the information set forth below:

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)(2) New Independent Auditors.

       The Registrant first contacted Ernst & Young LLP about the possibility of Ernst & Young serving as the Registrant's independent auditors in November 1999. Following several meetings and conversations in February and March 2000, the Registrant contacted Ernst & Young on April 7, 2000 and requested Ernst & Young to engage as the Registrant's independent auditors. Ernst & Young agreed to serve as the Registrant's independent auditors on May 3, 2000.

       The Registrant did not consult with Ernst & Young prior to engagement regarding (i) the application of accounting principles or the type of audit opinion that might be rendered by Ernst & Young, or (ii) any other matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

       Following Ernst & Young's acceptance of the engagement, the Registrant consulted with Ernst & Young on the NeuralStem Biopharmaceuticals Ltd. agreements. As a result, the Registrant concluded that the appropriate accounting treatment for the $1.5 million received in connection with the sale of a database module to NeuralStem was not to recognize any revenue from such sale in the first quarter of fiscal 2000. The Company expects to record revenue over the term of the agreements with NeuralStem.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GENE LOGIC INC.

Dated:  May 12, 2000                            By: /s/ Philip L. Rohrer, Jr.
                                                    -------------------------
                                                    Philip L. Rohrer, Jr.
                                                    Chief Financial Officer